Exhibit 10.1

ZION NUCLEAR POWER STATION, UNITS 1 AND 2

CREDIT SUPPORT AGREEMENT

by and among

EXELON GENERATION COMPANY, LLC,

ZIONSOLUTIONS, LLC,

ENERGYSOLUTIONS, LLC

and

ENERGYSOLUTIONS, INC.

SEPTEMBER 1, 2010

TABLE OF CONTENTS

1.	DEFINITIONS		2

	1.1.	DEFINITIONS	2
	1.2.	CERTAIN INTERPRETIVE MATTERS	4

2.	CREDIT SUPPORT		5

	2.1.	LETTER OF CREDIT	5
	2.2.	REDUCTION OF AMOUNT OF LETTER OF CREDIT	6

3.	MATERIAL LETTER OF CREDIT DEFAULTS		7

	3.1.	NOTICE OF DEFAULT	7
	3.2.	CURE OF MATERIAL LETTER OF CREDIT DEFAULTS	8

4.	LETTER OF CREDIT DRAWS		8

	4.1.	EXELON LETTER OF CREDIT DRAWS	8
	4.2.	USE OF PROCEEDS OF LETTER OF CREDIT DRAWS	9

5.	TERM OF AGREEMENT		9

6.	COVENANT OF EXELON AND ZION SOLUTIONS		9

7.	ARBITRATION		11

8.	MISCELLANEOUS PROVISIONS		12

	8.1.	AMENDMENT AND MODIFICATION	12
	8.2.	WAIVER OF COMPLIANCE; CONSENTS	12
	8.3.	NOTICES	12
	8.4.	ASSIGNMENT	14
	8.5.	GOVERNING LAW	14
	8.6.	COUNTERPARTS	14
	8.7.	ENTIRE AGREEMENT	14
	8.8.	CHANGE IN LAW	15
	8.9.	SEVERABILITY	15

EXHIBITS

Exhibit A               FORM OF IRREVOCABLE LETTER OF CREDIT

1

CREDIT SUPPORT AGREEMENT

This CREDIT SUPPORT AGREEMENT, dated as of September 1, 2010 (the “Agreement”) is by and among EXELON GENERATION COMPANY, LLC, a Pennsylvania limited liability company (“Exelon”), ZIONSOLUTIONS, LLC, a Delaware limited liability company (“Zion Solutions”), ENERGYSOLUTIONS LLC, a Utah limited liability company (“ZionSolutions’ Parent”), and ENERGYSOLUTIONS, INC, a Delaware corporation (“Guarantor”).  Exelon, Zion Solutions, Zion Solutions’ Parent, and Guarantor are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into that Asset Sale Agreement, dated as of  December 11, 2007 (as amended, the “Asset Sale Agreement”) by and among Exelon, Zion Solutions, Zion Solutions’ Parent, and Guarantor, pursuant to which Exelon agreed, subject to the terms and conditions of the Asset Sale Agreement, to, among other things, sell, assign, convey, transfer and deliver all of its right, title and interest to the Zion Assets to Zion Solutions;

WHEREAS, Exelon and Zion Solutions have entered into that Lease Agreement, dated as of  August       , 2010 (the “Lease Agreement”) pursuant to which Exelon has agreed to lease the Premises (as defined in the Lease Agreement) to Zion Solutions;

WHEREAS, Exelon and Zion Solutions have entered into that Put Option Agreement, dated as of  August       , 2010 (the “Put Option Agreement”) pursuant to which Exelon has agreed to grant Zion Solutions the Put Option (as defined in the Put Option Agreement);

WHEREAS, Zion Solutions’ Parent has entered into that Performance Guaranty, dated as of December 11, 2007 (the “Performance Guaranty”) pursuant to which Zion Solutions’ Parent has agreed to guarantee, when due, all obligations of Zion Solutions under the Asset Sale Agreement, the Lease Agreement, the Put Option Agreement, and the Assignment and Assumption Agreement;

WHEREAS, Guarantor has entered into that Guaranty, dated as of December 11, 2007 (the “Guaranty”) pursuant to which Guarantor has agreed to guarantee, when due, all obligations of Zion Solutions under the Asset Sale Agreement, the Lease Agreement, the Put Option Agreement, and the Assignment and Assumption Agreement and all obligations of Zion Solutions’ Parent under the Asset Sale Agreement and other agreements described in the Guaranty;

WHEREAS, the Parties desire that Zion Solutions’ Parent or Guarantor provide for the support of certain of the obligations of Zion Solutions and Zion Solutions’ Parent under the Asset Sale Agreement, the Lease Agreement and the Performance Guarantee; and

WHEREAS, in order to provide such support, Zion Solutions’ Parent and Guarantor have agreed, as a condition precedent to the Closing under the Asset Sale Agreement, to provide Exelon with an irrevocable letter of credit in the form of Exhibit A hereto (the “Initial Letter of

Credit”) from a Qualified Institution, the proceeds of which shall be payable only to the Buyer Backup NDT;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      DEFINITIONS

1.1.                            Definitions.

As used in this Agreement, the following terms have the meanings specified in this Section 1.1.  All terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Sale Agreement.

(1)                                 “Affiliate” has the meaning set forth in the Asset Sale Agreement.

(2)                                 “Agreement” means this Credit Support Agreement together with Exhibit A hereto, as the same may be from time to time amended.

(3)                                 “Ancillary Agreements” has the meaning set forth in the Asset Sale Agreement.

(4)                                 “Asset Sale Agreement” has the meaning set forth in the preamble.

(5)                                 “Association” means the American Arbitration Association.

(6)                                 “Bankruptcy Code” means Title 11, Section 101 et seq. of the United States Code titled “Bankruptcy”, as amended from time to time, and any successor statute thereto.

(7)                                 “Bankruptcy Event” means, with respect to any Person, the occurrence of the following events:

(i)  such Person shall commence a voluntary case concerning itself under the Bankruptcy Code;

(ii) an involuntary case is commenced against such Person under the Bankruptcy Code and the petition is not controverted within ten (10) days, or is not dismissed within forty-five (45) days after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of such Person;

(iv) such Person commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) there is commenced against such Person any proceeding of the type described in clause (iv) above and such proceeding is not controverted within ten (10) days or remains undismissed for a period of forty-five (45) days;

(vi) any order of relief or other order approving any case or proceeding of the types described in clauses (ii) or (iv) above is entered;

(vii) such Person is adjudicated insolvent or bankrupt;

(viii) such Person makes a general assignment for the benefit of creditors; or

(ix) such Person shall admit in writing its inability to pay its debts when due or shall, by any act consent to, approve of or acquiesce in any of the foregoing.

(8)                                 “Buyer Backup NDT” has the meaning set forth in the Asset Sale Agreement.

(9)                                 “Buyer NDF” has the meaning set forth in the Asset Sale Agreement.

(10)                          “Buyer QDF” has the meaning set forth in the Asset Sale Agreement.

(11)                          “Closing” has the meaning set forth in the Asset Sale Agreement.

(12)                          “Decommissioning” has the meaning set forth in the Asset Sale Agreement.

(13)                          “Default Notice” has the meaning set forth in Section 3.1.

(14)                          “Disposal Capacity Asset” has the meaning set forth in the Asset Sale Agreement.

(15)                          “End State Conditions” has the meaning set forth in the Put Option Agreement.

(16)                          “Exelon” has the meaning set forth in the preamble.

(17)                          “Expiration Date” means the date specified in the Letter of Credit as the Expiration Date, as such date may be extended from time to time by the issuer of the Letter of Credit.

(18)                          “Force Majeure” has the meaning set forth in the Lease Agreement.

(19)                          “Guarantor” has the meaning set forth in the preamble.

(20)                          “Guaranty” has the meaning set forth in the preamble.

(21)                          “Initial Letter of Credit” has the meaning set forth in the preamble.

(22)                          “Lease Agreement” has the meaning set forth in the preamble.

(23)                          “Letter of Credit” has the meaning set forth in Section 2.1.1.

(24)                          “Material Letter of Credit Default” has the meaning set forth in Section 3.1.

(25)                          “Party” (and the corresponding term “Parties”) has the meaning set forth in the preamble.

(26)                          “Performance Guaranty” has the meaning set forth in the preamble.

(27)                          “Person” has the meaning set forth in the Asset Sale Agreement.

(28)                          “Put Option Agreement” has the meaning set forth in the preamble.

(29)                          “Qualified Institution” has the meaning set forth in the Asset Sale Agreement.

(30)                          “Representatives” has the meaning set forth in the Asset Sale Agreement.

(31)                          “Schedule Extension Conditions” has the meaning set forth in the Lease Agreement.

(32)                          “Site Restoration Milestones” has the meaning set forth in the Lease Agreement.

(33)                          “Substantial Completion” has the meaning set forth in the Put Option Agreement.

(34)                          “Target Completion Date” has the meaning set forth in the Lease Agreement.

(35)                          “Zion Assets” has the meaning set forth in the Asset Sale Agreement.

(36)                          “Zion Solutions” has the meaning set forth in the preamble.

(37)                          “Zion Solutions’ Parent” has the meaning set forth in the preamble.

(38)                          “Zion Station Site” has the meaning set forth in the Asset Sale Agreement

1.2.                            Certain Interpretive Matters.

1.2.1.                  Unless otherwise required by the context in which any term appears:

(1)                                 Capitalized terms used in this Agreement shall have the meanings specified in this Article.

(2)                                 The singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and neuter.

(3)                                 References to “Articles”, “Sections” or “Exhibits” shall be to articles, sections or exhibits of or to this Agreement, and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.

(4)                                 The words “herein”, “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; and the words “include,” “includes” or “including” shall mean “including, but not limited to.”

(5)                                 The term “day” shall mean a calendar day, commencing at 12:01 a.m. (Central Time).  The term “week” shall mean any seven consecutive day period commencing on a Sunday, and the term “month” shall mean a calendar month; provided, however, that when a period measured in months commences on a date other than the first day of a month, the period shall run from the date on which it starts to the corresponding date in the next month and, as appropriate, to succeeding months thereafter.  Whenever an event is to be performed or a payment is to be made by a particular date and the date in question falls on a day which is not a Business Day, the event shall be performed, or the payment shall be made, on the next succeeding Business Day; provided, however, that all calculations shall be made regardless of whether any given day is a Business Day and whether or not any given period ends on a Business Day.

(6)                                 All references to a particular entity shall include such entity’s permitted successors and permitted assigns unless otherwise specifically provided herein.

(7)                                 All references herein to any Law or to any contract or other agreement shall be to such Law, contract or other agreement as amended, supplemented or modified from time to time unless otherwise specifically provided herein.

1.2.2.                  The titles of the articles and sections herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

1.2.3.                  This Agreement was negotiated and prepared by all Parties with advice of counsel to the extent deemed necessary by each Party; the Parties have agreed to the wording of this Agreement; and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part hereof.

1.2.4.                  The Exhibit hereto is incorporated in and is intended to be a part of this Agreement; provided, however, that in the event of a conflict between the terms of the Exhibit and the terms of this Agreement, the terms of the Exhibit shall take precedence; and provided, further, that in the event of a conflict between the terms of either or both of this Agreement and the Exhibit and the terms of the Letter of Credit, the terms of the Letter of Credit shall take precedence.

2.                                      CREDIT SUPPORT.

2.1.                            Letter of Credit.

2.1.1.                  Zion Solutions’ Parent or Guarantor shall deliver or cause to be delivered to Exelon on the date hereof, and at all times prior to Substantial Completion shall maintain, or cause to be maintained, the Initial Letter of Credit, another letter of credit issued by a Qualified Institution substantially in the form of Exhibit A, or another letter of credit issued by a Qualified Institution otherwise in form and substance reasonably satisfactory to Exelon (the “Letter of Credit”) with a face amount of two hundred million dollars ($200,000,000), as such amount may be reduced from time to time in accordance with Section 2.2.  If the Expiration Date is a date prior to Substantial Completion, Zion Solutions’ Parent or Guarantor shall, not less than ninety (90) days prior to the Expiration Date, either (i) cause the issuer of the Letter of Credit to extend the Letter of Credit to expire on a date at least one year subsequent to the then current Expiration Date or (ii) obtain and deliver to Exelon a legally binding commitment of a Qualified Institution, in customary form and reasonably satisfactory to Exelon, to issue a replacement Letter of Credit with a stated Expiration Date at least one year subsequent to the stated Expiration Date of the Letter of Credit to be replaced for delivery to Exelon not less than ten (10) days prior to the stated Expiration Date of the Letter of Credit to be replaced.  If Zion Solutions’ Parent or Guarantor obtains and delivers to Exelon a commitment for issuance of a replacement Letter of Credit pursuant to the preceding clause (ii), Zion Solutions’ Parent or Guarantor shall deliver a replacement Letter of Credit to Exelon not less than ten (10) days prior to the stated Expiration Date of the Letter of Credit to be replaced.  Upon Exelon’s acceptance of a replacement Letter of Credit in exchange for the then existing Letter of Credit, the replacement Letter of Credit shall be deemed the Letter of Credit for all purposes hereunder.

2.1.2.                  Zion Solutions’ Parent or Guarantor shall obtain a replacement Letter of Credit issued by a Qualified Institution within ninety (90) days following the occurrence of any credit rating downgrade or other event which causes the issuer of any existing Letter of Credit not to be a Qualified Institution.  Upon Exelon’s acceptance of the replacement Letter of Credit in exchange for the then existing Letter of Credit, the replacement Letter of Credit shall be deemed the Letter of Credit for all purposes hereunder.

2.1.3.                  Immediately upon Substantial Completion, Exelon shall return the Letter of Credit to Zion Solutions’ Parent for cancellation (together with such consents to termination of letter of credit as Zion Solutions’ Parent may reasonably request).

2.2.                            Reduction of Amount of Letter of Credit.

Upon achievement of the Site Restoration Milestones, the amount of the Letter Credit shall be reduced upon the reasonable request of Zion Solutions’ Parent, and Exelon shall, promptly following the written request of Zion Solutions’ Parent, execute and deliver any consent to reduction of the Letter Credit as may be reasonably requested by Zion Solutions’ Parent so that (i) after giving effect to such reduction, the sum of the face amount of the Letter of Credit and the remaining funds in the Buyer QDF and the Buyer NDF are equal to or greater than 200% of the remaining costs necessary to achieve the End-State Conditions, based upon an assessment of such remaining costs and the funds available provided by Zion Solutions and Zion Solutions Parent and agreed to by Exelon, such agreement not to be unreasonably withheld; and (ii) the amount of funds in the Buyer QDF and the Buyer NDF shall equal at least 100% of such remaining costs as a condition to any reduction in the face amount of the Letter of Credit.  No such reduction in the amount of the Letter of Credit shall be requested or be effective at a time when (a) a Material Letter of Credit Default has occurred and has not been cured, (b) a Default Notice has been given by Exelon and the existence of a Material Letter of Credit Default is the subject of arbitration pursuant to Article 7, or (c) Exelon is otherwise authorized to initiate a draw of the Letter of Credit.

3.                                      MATERIAL LETTER OF CREDIT DEFAULTS.

3.1.                            Notice of Default.

If any of the conditions or events described in this Section 3.1 (collectively, the “Material Letter of Credit Defaults”) shall occur and be continuing:

3.1.1.                  (i) Zion Solutions’ Parent or Guarantor shall have failed to obtain an extension of the Letter of Credit or a commitment from a Qualified Institution to issue a replacement Letter of Credit as and when required under clause (i) or (ii) of Section 2.1.1; or (ii) Zion Solutions’ Parent or Guarantor shall have failed to obtain a replacement Letter of Credit as and when required under Section 2.1.1 or 2.1.2;

3.1.2.                  the occurrence of a Bankruptcy Event with respect to Zion Solutions’ Parent, Guarantor or Zion Solutions;

3.1.3.                  Zion Solutions (i) permanently ceases all, or substantially all, material Decommissioning work at the Zion Station Site, or (ii) suspends such work for a period in excess of three hundred sixty five (365) days, in either case without either Exelon’s consent or approval or the occurrence of an event of Force Majeure or Schedule Extension Condition.  For the avoidance of doubt, cessation or suspension of material Decommissioning work may occur despite the continuation of maintenance, monitoring or similar work required to preserve or maintain the Zion Station Site;

3.1.4.                  Zion Solutions’ Parent fails to make any payment when due under the Performance Guaranty (other than payments of Base Rent or Delay Rent under the Lease Agreement) or Guarantor fails to make any payment when due under the Guaranty; or

3.1.5.                  Zion Solutions fails to use diligent efforts to perform its Decommissioning obligations on a schedule calculated to achieve Substantial Completion on or before the Target Completion Date in accordance with Section 6.4 of the Lease Agreement,

Exelon may provide written notice thereof (a “Default Notice”) to Zion Solutions’ Parent and Zion Solutions.  No Default Notice shall be effective unless it references this Agreement, describes the Material Letter of Credit Default and states that such notice is a “Default Notice.”  Notwithstanding the foregoing, if as a result of the exercise of remedies under the

Pledge Agreement, Exelon controls Zion Solutions by reason of the ownership of a controlling equity interest in Zion Solutions or the appointment of a majority of the members of the board of directors or board of managers of Zion Solutions, the events or conditions described in Sections 3.1.3 and 3.1.5 shall not constitute a Material Letter of Credit Default unless the events or conditions described in Section 3.1.3  or 3.1.5  shall occur or exist by reason of the failure or delay of Energy Solutions’ Parent or any of its Affiliates (other than Zion Solutions) in the provision of waste disposal services and facilities pursuant to the Disposal Capacity Asset or services and facilities for disposal of Class B and C Low Level Waste that had been provided or had been made available to Zion Solutions at any time before or after the date on which Exelon acquired such control.

3.2.                            Cure of Material Letter of Credit Defaults.

3.2.1.                  Zion Solutions shall have sixty (60) days following receipt of a Default Notice to cure any Material Letter of Credit Default described in Section 3.1.3 or 3.1.5.

3.2.2.                  Upon receipt of any such Default Notice, Zion Solutions shall promptly, and in any event within ten (10) days, inform Exelon in writing (i) if it disputes the existence of any Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 and the basis for such dispute, and such dispute shall be resolved in accordance with Article 7 and (ii) the action that Zion Solutions has taken or proposes to take with respect to the Material Letter of Credit Default described therein.

3.2.3.                  In the event Zion Solutions elects to cure any Material Letter of Credit Default in accordance with Section 3.2.1, Zion Solutions shall promptly notify Exelon in writing once such Material Letter of Credit Default has been cured.  Exelon shall promptly notify Zion Solutions in writing if it disputes that such Material Letter of Credit Default has been cured, and such dispute shall be resolved in accordance with Article 7.

4.                                      LETTER OF CREDIT DRAWS.

4.1.                            Exelon Letter of Credit Draws.  Exelon shall be entitled to draw on the Letter of Credit:

4.1.1.                  if a Material Letter of Credit Default described in Section 3.1.1 occurs;

4.1.2.                  during the continuance of a Material Letter of Credit Default described in Section 3.1.2 or 3.1.4, immediately after providing a Default Notice to Zion Solutions’ Parent and Zion Solutions; or

4.1.3.                  during the continuance of a Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 of this Agreement, after the expiration of the sixty (60) day cure period described in Section 3.2 with respect to such Material Letter of Credit Default; provided that, to the extent that there is a dispute among the Parties as to whether a Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 has occurred or is continuing upon the expiration of such sixty (60) day cure period, Exelon may not draw on the Letter of Credit until such dispute has been resolved in accordance with Article 7.  Notwithstanding the foregoing, Exelon may draw on the Letter of Credit while an arbitration under Article 7 is pending if the Letter of Credit shall expire within thirty (30) days and has not been replaced in accordance with the requirements of Section 2.1.1 or 2.1.2, provided that (a) Zion Solutions shall not withdraw funds from the Backup NDT while an arbitration is pending under Article 7 and (b) if the arbitrators acting pursuant to Article 7 later determine that no Material Letter of Credit Default occurred, and if no other Material Letter of Credit Default has occurred and there is no arbitration pending concerning any other alleged Material Letter of Credit Default , Zion Solutions may withdraw the proceeds of such drawing from the Buyer Backup NDT and remit such proceeds to Zion Solutions’ Parent upon delivery of a substitute Letter of Credit to Exelon in the amount of such withdrawal.

4.2.                            Use of Proceeds of Letter of Credit Draws.

All amounts drawn from the Letter of Credit shall be deposited directly with the Buyer Backup NDT, to be held by the Buyer Backup NDT and disbursed by the Buyer Backup NDT to pay Decommissioning costs incurred by Zion Solutions solely to the extent such costs can not be reimbursed by the Buyer NDF or the Buyer QDF.  Exelon has no rights of ownership or other rights to any amounts drawn from the Letter of Credit.

5.                                      TERM OF AGREEMENT

This Agreement and all obligations and rights of the Parties hereunder shall terminate upon the achievement of Substantial Completion and Exelon’s return of the Letter of Credit to Zion Solution’s Parent in accordance with Section 2.1.3.

6.                                      COVENANTS OF ZION SOLUTIONS’ PARENT AND ZION SOLUTIONS.

6.1  Notice of Default.  Zion Solutions and Zion Solutions’ Parent shall give written notice to Exelon promptly, and in any event within five (5) Business Days, after the occurrence of any event or condition that constitutes a Material Letter of Credit Default or, but for the giving of notice, the passage of time, or both, would constitute a Material Letter of Credit Default, together with a statement of Zion Solutions and Zion Solutions’ Parent setting forth details of such event or condition and the action that Zion Solutions and Zion Solutions’ Parent propose to take with respect thereto.

6.2  Reports.  During the period from the date hereof to the date on which the Letter of Credit is returned to Zion Solutions’ Parent in accordance with Section 2.1.3, Zion Solutions and Zion Solutions’ Parent, as applicable, shall deliver to Exelon:

6.2.1  As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Zion Solutions’ Parent, a copy of Zion Solutions’ Parent’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if Zion Solutions’ Parent is not required to file a Quarterly Report on Form 10-Q, a copy of an unaudited consolidated balance sheet of Zion Solutions’ Parent as of the end of such quarter and the related consolidated statement of income of Zion Solutions’ Parent for the portion of the fiscal year of Zion Solutions’ Parent ending on the last day of such quarter, in each case prepared in accordance with generally accepted accounting principles, subject to the absence of footnotes and to year-end audit adjustments), together with a certificate of the chief financial officer of Zion Solutions’ Parent to the effect that such financial statements fairly present the consolidated financial condition of Zion Solutions’ Parent as of the date thereof and results of operations for the period then ended;

6.2.2  As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of Zion Solutions’ Parent, a copy of Zion Solutions’ Parent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if Zion Solutions’ Parent is not required to file an Annual Report on Form 10-K, a copy of an audited consolidated balance sheet of Zion Solutions’ Parent as of the last day of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows of Zion Solutions’ Parent for such fiscal year, together with an opinion of Ernst & Young LLP or other certified public accountants of recognized national standing); and

6.2.3  As promptly as reasonably practicable, such other information concerning Zion Solutions or Zion Solutions’ Parent as Exelon may reasonably request in order to verify the accuracy of any statement of Zion Solutions, Zion Solutions’ Parent and Guarantor relating to the existence or absence of any Material Letter of Credit Default.

6.3  Liens.  During the period from the date hereof to the date on which the Letter of Credit is returned to Zion Solutions’ Parent in accordance with Section 2.1.3, Zion Solutions shall not create, incur, assume or suffer to exist any Encumbrance on its property, revenues or assets, whether now owned or hereafter acquired, except as follows:

6.3.1  mechanics’, materialmen’s, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Zion Solutions or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000);

6.3.2  liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property;

6.3.3  statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings;

6.3.4  zoning, entitlement, conservation restriction and other land use and environmental regulations imposed by Governmental Authorities;

6.3.5  liens existing on property at the time of the acquisition thereof (other than any such lien created in contemplation of such acquisition);

6.3.6  other liens, imperfections in or failures of title, easements, leases, licenses, restrictions, activity and use limitations, conservation easements, encumbrances and encroachments, as do not, individually or in the aggregate, detract from the value of the Zion Assets in an amount in excess of One Hundred Thousand Dollars ($100,000).

6.4  Business Activity.  During the period from the date hereof to the date on which the Letter of Credit is returned to Zion Solutions’ Parent in accordance with Section 2.1.3, Zion Solutions shall not (a) engage in any line of business or business activity other than the Decommissioning and other activities contemplated by the Lease Agreement, (b) incur any debt for borrowed money or other liability except as reasonably necessary to engage in and complete the Decommissioning and other activities contemplated by the Lease Agreement, or (c) merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).

7.                                      ARBITRATION.

Any controversy or dispute described in Section 3.2.2 will be submitted to and settled by binding and conclusive arbitration in Chicago, Illinois before a panel of three (3) arbitrators familiar with the nuclear power industry and selected as provided in this Article 7 and conducted in accordance with the commercial arbitration rules and expedited procedures of the Association (or any other form of arbitration agreed to by Zion Solutions and Exelon) then in effect.  Zion Solutions and Exelon shall each have the right to designate an arbitrator of its choice who shall not have been previously an employee or agent of or consultant or counsel to either Zion Solutions or Exelon or their respective Affiliates and shall not have any direct or indirect interest in Zion Solutions or Exelon or their respective Affiliates or the subject matter of the arbitration.  Such designation shall be made by notice to the other party and to the Association within ten (10) days after either party gives notice of the demand for arbitration.  The two arbitrators designated by the parties shall, within ten (10) days after the designation of the last of the two arbitrators to be designated by the parties, designate a third arbitrator who shall act as chairman of the panel of three arbitrators who shall hear and make a decision with respect to the dispute submitted to such arbitration.  If the arbitrators designated by Zion Solutions and Exelon cannot or do not select a third arbitrator within such ten (10) day period, either Zion Solutions or Exelon may apply to the Association for the purpose of appointing any person listed with the Association and familiar with the nuclear power industry as the third independent arbitrator under the expedited rules of the Association.  The rules of the Association shall apply to the arbitration to the extent not inconsistent with the requirements of this Article 7.  Unless otherwise agreed between Zion Solutions and Exelon or as may otherwise determined by the arbitrators upon application of Zion Solutions or Exelon, the arbitrators shall hold a one-day hearing on the dispute within thirty (30) days after appointment of the third arbitrator.  At such hearing, Zion Solutions and Exelon each shall be allowed a period of four hours to present its case and closing and rebuttal arguments to the arbitrators, unless otherwise mutually agreed between Zion Solutions and Exelon.  The arbitrators shall render their decision in writing within ten (10) days after the conclusion of the hearing solely on the basis of the documents, testimony and arguments presented at the hearing.  Not less than ten (10) days prior to the hearing, Zion Solutions and Exelon shall exchange briefs and documents to be submitted into evidence at the hearing.  Zion Solutions and Exelon shall also provide each other reasonable access to their files and records and the files and records of their respective Affiliates, to the extent those files and records are relevant to the dispute, at all times prior to the arbitration hearing.  No findings of fact or conclusions of law will be required in such decision.  Judgment on any award rendered pursuant to any such arbitration proceeding may be entered in any court, federal or state, having jurisdiction thereof, and the Parties will be deemed to have waived their right to any form of appeal of such award to the extent permitted by law.  Each of Zion Solutions and Exelon shall bear its own expenses with respect to the arbitration; provided that the arbitrators, upon application of Zion Solutions or Exelon, may assess costs and expenses against either Zion Solutions or Exelon if the arbitrators shall deem such assessment just and equitable.

8.                                      MISCELLANEOUS PROVISIONS.

8.1.                            Amendment and Modification.

Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Exelon, Zion Solutions’ Parent, Guarantor and Zion Solutions.

8.2.                            Waiver of Compliance; Consents.

Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

8.3.                            Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

8.3.1.                  If to Exelon, to:

Exelon Nuclear

Exelon Generation Company, LLC

4300 Winfield Road

Warrenville, Illinois 60555

Attention: Carol R. Peterson

with copies to:

Exelon Nuclear

Exelon Generation Company, LLC

4300 Winfield Road

Warrenville, Illinois 60555

Attention: Bradley Fewell

and

Exelon Corporation

10 South Dearborn Street

Chicago, Illinois 60603

Attention: Bruce G. Wilson

8.3.2.                  if to Zion Solutions, to:

ZionSolutions, LLC

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention: John Christian

with a copy to:

ZionSolutions, LLC

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention: Val Christensen

8.3.3.                  if to Zion Solutions’ Parent or Guarantor, to:

EnergySolutions, LLC

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention: John Christian

with a copy to:

EnergySolutions, LLC

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention: Val Christensen

8.4.                            Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of each other Party, such consent not to be unreasonably withheld, nor is this Agreement intended (except as specifically provided herein) to confer upon any other Person except the Parties any rights, interests, obligations or remedies hereunder.  Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

8.5.                            Governing Law.

This Agreement shall be governed by and construed in accordance with the law of the State of Illinois (without giving effect to conflict of law principles) as to all matters, including matters of validity, construction, effect, performance and remedies, except to the extent the Federal Arbitration Act would otherwise apply to the provisions of Section 7. EXCEPT FOR ANY CONTROVERSY OR DISPUTE DESCRIBED IN SECTION 3.2.2  WHICH SHALL BE RESOLVED IN ACCORDANCE WITH ARTICLE 7, THE PARTIES AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (EASTERN DIVISION) OR A STATE COURT SITUATED THERIN.  THE FOREGOING COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE AND THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.  SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS.  EACH OF THE PARTIES IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6.                            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7.                            Entire Agreement.

This Agreement, including the Exhibit, documents, certificates and instruments referred to herein or therein, and any other documents that specifically reference this Section 8.7, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings including, without limitation, all letters, memoranda or other documents or communications.

8.8.                            Change in Law.

If and to the extent that any Laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by any Party.

8.9.                            Severability.

Any term or provision of this Agreement that is held invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

EXELON GENERATION COMPANY, LLC

By:	/s/ Charles G. Pardee

Name:	Charles G. Pardee

Title:	Senior Vice President and Chief Operating Officer

ZIONSOLUTIONS, LLC

By:	/s/ John A. Christian

Name:	John A. Christian

Title:	President

ENERGYSOLUTIONS, LLC

By:	/s/ Val J. Christensen

Name:	Val J. Christensen

Title:	President

ENERGYSOLUTIONS, INC.

By:	/s/ Val J. Christensen

Name:	Val J. Christensen

Title:	President and CEO

EXHIBIT A

FORM OF IRREVOCABLE LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

[DATE]

IRREVOCABLE LETTER OF CREDIT NO.

ACCOUNT PARTY:	BENEFICIARY:
EnergySolutions, LLC [or EnergySolutions, Inc.] [ ]	Exelon Generation Company, LLC [ ]

Dear Beneficiary:

At the request of and for the account of EnergySolutions, LLC, a Utah limited liability company [or EnergySolutions, Inc., a Delaware corporation] (the “Account Party”), we hereby establish in your favor, our Irrevocable Letter of Credit No.                (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on us, by your draft or drafts at sight, an aggregate amount not to exceed in the aggregate TWO HUNDRED MILLION DOLLARS ($200,000,000.00)(such amount, as it may be reduced in accordance with the terms hereof, the “Stated Amount”).  This Letter of Credit is furnished to you pursuant to the Credit Support Agreement, dated as of                        , 200  by and among Exelon Generation Company, LLC, ZionSolutions, LLC, EnergySolutions, LLC and EnergySolutions, Inc.

This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined).

You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by presenting to us:

(i)                                     a sight draft in the form of Exhibit A attached hereto (a “Sight Draft”) in the amount of such demand; and

(ii)                                  a drawing certificate in the form of Exhibit B attached hereto (a “Drawing Certificate”),

each completed in accordance with the instructions contained in such Exhibit A and Exhibit B, respectively, and executed by your Authorized Officer.

Presentation of any Sight Draft and accompanying Drawing Certificate shall be made by hand delivery or by courier at [                    ], Attention: [                    ] or by telecopy at [                    ], Attention [                  ], provided, however, that if any Sight Draft and Drawing Certificate are presented to us by telecopy, originals thereof shall be simultaneously sent by you by overnight courier delivery service to us at the address stated above for hand or courier delivery; provided, further, that your failure or delay to send such original documents shall not affect the efficacy of a drawing made pursuant to such documents delivered by telecopy.  We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified documents, if presented (by hand delivery or by telecopy) before the Expiration Date (as hereinafter defined) at our office specified above.  If a demand for payment is made by you hereunder at or before 10:00 a.m., [                    ] time, on any Business Day (as hereinafter defined), and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to Bank of New York Mellon, as Trustee under the Backup Nuclear Decommissioning Trust Agreement dated                     , 2010, of the amount specified, in immediately available funds, at or before 2:00 p.m., [                    ] time, on such Business Day.  All payments made by us under this Letter of Credit shall be made with our own funds and not with any funds of the Account Party.

If a demand for payment made by you hereunder or the documents presented in connection therewith do not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall, as soon as practicable, give you notice that the purported demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor.  Upon being notified that the purported demand for payment was not effected in accordance with this Letter of Credit, you may attempt to correct any defect in such purported demand for payment if, and to the extent that, you are entitled and able to do so hereunder.  As used in this Letter of Credit, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of [                    ] are authorized or required by law to close.

Upon payment to Bank of New York Mellon, as Trustee under the Backup Nuclear Decommissioning Trust Agreement dated                     , 2010,  of any amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such amount, and we shall not thereafter be obligated to make any further payments to you or to any other person under this Letter of Credit with respect to such amount.

In connection with the presentation to us of any certificate by you, we may rely upon the authenticity of any such certificate signed by one or more persons represented to be your respective Authorized Officers.  “Authorized Officer” shall mean, with respect to you, any authorized President, Vice President or Treasurer.

This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earliest of (i) the making by you of a drawing hereunder, and our payment of such drawing, in the full Stated Amount, (ii) our receipt of a certificate signed by your Authorized Officer in the form of Exhibit C attached hereto, and (iii) the close of business on [            ] (as it may be extended annually at least ninety (90) days prior to the date that the Letter of Credit would otherwise expire for periods of up to one year at the Account Party’s request and with our consent as contemplated by the following paragraph)(the “Expiration Date”).

We may, but shall not be obligated to, extend the original Expiration Date or any subsequent Expiration Date to a later Expiration Date by giving you a Notice of Extension in the form of Exhibit D attached hereto at least ninety (90) days before such original Expiration Date or, as applicable, ninety (90) days before any such subsequent Expiration Date.  Upon issuance by us of any such Notice of Extension, the Expiration Date in effect prior to the issuance of such Notice of Extension shall be extended to the later Expiration Date stated in such Notice of Extension, and for all purposes of this Letter of Credit thereafter, the Expiration Date shall be the Expiration Date stated in such Notice of Extension, unless and until we have issued a subsequent Notice of Extension extending the Expiration Date to a later date.

Partial drawings under this Letter of Credit are not permitted.  The Stated Amount shall also be reduced by any reductions in accordance with a certificate in the form of Exhibit E attached hereto received by us from your Authorized Officer.

We hereby issue this Letter of Credit in your favor and undertake with you and bona fide holders that draft(s) drawn under and in compliance with the terms of this Letter of Credit will be honored upon due presentation on or before the Expiration Date.  This Letter of Credit is subject to ISP, International Standby Practices, International Chamber of Commerce, Publication No. 590 and engages us in accordance with the terms thereof.  The number and the date of this Letter of Credit and the name of our Bank must be quoted on all drafts required.  This Letter of Credit’s articles are binding on all parties hereto, unless otherwise expressly stipulated in this Letter of Credit, and to the extent not inconsistent therewith, shall be governed by, and construed in accordance with, the laws of the State of [                    ], including, without limitation, the Uniform Commercial Code as in effect in such State.

This Letter of Credit may not be transferred without our consent. Only you may draw upon this Letter of Credit.  Upon the payment to you or your account of the full aggregate Stated Amount specified herein, we shall be fully discharged of our obligations under this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking.  Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

Very truly yours,

[ ],
as Issuing Bank

By:

Name:

Title:

Exhibit A to

Letter of Credit No.

SIGHT DRAFT

[INSERT DATE ON OR PRIOR TO EXPIRATION DATE.]

[                    ]

[                    ]

Re:	Irrevocable Letter of Credit No.

On Sight

Pay to Bank of New York Mellon, as Trustee under the Backup Nuclear Decommissioning Trust Agreement dated                     , 2010, , pursuant to Irrevocable Letter of Credit No.                      of [insert bank name] (the “Letter of Credit”) in immediately available funds                                                Dollars ($                                    ), if a demand for payment is made before 10:00 a.m., [                    ] time, on a Business Day at or before 2:00 p.m., [                    ] time on the date hereof, and if demand for payment is made at any other time on the first Business Day following the date hereof at or before 2:00 p.m.

EXELON GENERATION COMPANY, LLC
a Pennsylvania limited liability company.

By:

Name:

Title:

Exhibit B to

Letter of Credit No.

DRAWING CERTIFICATE

[DATE]

[                    ]

[                    ]

Re:	Irrevocable Letter of Credit No.

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Exelon”), as the beneficiary (the “Beneficiary”) of the Irrevocable Letter of Credit No. [            ] (the “Letter of Credit”) issued by [                    ] (the “Issuing Bank”), for the account of EnergySolutions, LLC, a Utah limited liability company (“Zion Solutions’ Parent”) [or EnergySolutions, Inc., a Delaware corporation (“Guarantor”)], certifies as follows to the Issuing Bank:

1.  Exelon is a party to the Credit Support Agreement, dated as of                        , 200    (the “Agreement”) by and among Exelon, ZionSolutions, LLC (“Zion Solutions”), EnergySolutions, LLC (“Zion Solutions’ Parent”), and EnergySolutions, Inc. (“Guarantor”).

[This Drawing Certificate, as executed, must contain one, but only one, of the following alternative paragraphs 2. below.]

[2.  A Material Letter of Credit Default described in Section 3.1.1, 3.1.2 or 3.1.4 of the Agreement has occurred and is continuing, and Exelon has provided a Default Notice to Zion Solutions’ Parent and Zion Solutions with respect thereto.]

[2.  A Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 of the Agreement has occurred and is continuing, and Exelon has provided a Default Notice to Zion Solutions’ Parent and Zion Solutions with respect thereto at least sixty (60) days prior to the date hereof.  Zion Solutions’ Parent has not cured such Material Letter of Credit Default and Zion Solutions has not informed Exelon pursuant to Section 3.2.2 of the Agreement that there is a dispute as to whether such Material Letter of Credit Default exists.]

[2.  A Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 of the Agreement has occurred and is continuing, and Exelon has provided a Default Notice to Zion Solutions’ Parent and Zion Solutions with respect thereto at least sixty (60) days prior to the date hereof.  In accordance with Article 7 of the Agreement, a panel of arbitrators has determined that such Material Letter of Credit Default exists.]

[2.  A Material Letter of Credit Default described in Section 3.1.3 or 3.1.5 of the Agreement has occurred and is continuing, and Exelon has provided a Default Notice to Zion Solutions’ Parent and Zion Solutions with respect thereto at least sixty (60) days prior to the date hereof.  A panel of arbitrators has not determined whether such Material Letter of Credit Default exists in accordance with Article 7 of the Agreement, but the Letter of Credit will expire in less than thirty (30) days and has not been replaced.]

3.  Substantial Completion (as defined in the Agreement) has not occurred.

4.  Exelon is entitled, in accordance with the terms of the Agreement and the Letter of Credit, to make a drawing under the Letter of Credit in respect of the amount set forth in the accompanying Sight Draft.

5.  All payments under the Letter of Credit shall be made by wire transfer of immediately available funds to Bank of New York Mellon, as Trustee under the Backup Nuclear Decommissioning Trust Agreement dated                     , 2010,  at [Name of [Buyer Backup NDT’s] bank], for credit to account no.           .  No payments under the Letter of Credit shall be paid to any person or entity (including Exelon) other than Bank of New York Mellon, as Trustee under the Backup Nuclear Decommissioning Trust Agreement dated                     , 2010, , and Exelon has no ownership or other interest in such payments.

EXELON GENERATION COMPANY, LLC
a Pennsylvania limited liability company.

By:

Name:

Title:

Exhibit C to

Letter of Credit No.

[LETTERHEAD OF BENEFICIARY]

[DATE.]

CONSENT TO TERMINATION OF LETTER OF CREDIT

[                      ]

[                      ]

Re:	Irrevocable Letter of Credit No.

Ladies and Gentlemen:

Reference is made to the Irrevocable Letter of Credit No.                        (the “Letter of Credit”) issued by [                    ], for the account of EnergySolutions, LLC, a Utah limited liability company [or EnergySolutions, Inc., a Delaware corporation].  The undersigned beneficiary of such Letter of Credit hereby consents to the termination of the Letter of Credit, effective immediately, and is surrendering the Letter of Credit herewith for cancellation.

IN WITNESS WHEREOF, Exelon Generation Company, LLC, a Pennsylvania limited liability company, has executed and delivered this certificate as of the          day of                     ,                 .

EXELON GENERATION COMPANY, LLC
a Pennsylvania limited liability company.

By:

Name:

Title:

Exhibit D to

Letter of Credit No.

NOTICE OF EXTENSION

[LETTERHEAD OF ISSUING BANK]

[DATE]

To: Exelon Generation Company, LLC

[                    ]

[                    ]

Re:	Irrevocable Letter of Credit No.

Ladies and Gentlemen:

We hereby irrevocably agree to extend the expiration date of the above-referenced Letter of Credit no.                               to expire on                                     (date), which date, for all purposes of the above-referenced Letter of Credit, shall be the Expiration Date of the Letter of Credit from and after the issuance of this Notice of Extension, unless and until we issue a subsequent Notice of Extension extending the Expiration Date to a later date.

Very truly yours,

[ ],
as Issuing Bank

By:

Name:

Title:

cc:                                                               (Applicant Name)

Exhibit E to

Letter of Credit No.

CONSENT TO REDUCTION OF LETTER OF CREDIT

Reference is made to the Irrevocable Letter of Credit No.                        (the “Letter of Credit”) issued by [                    ], for the account of EnergySolutions, LLC, a Utah limited liability company [or EnergySolutions, Inc., a Delaware corporation (“Guarantor”)],.  The undersigned beneficiary of such Letter of Credit hereby consents to a permanent reduction in the amount available to be drawn under the Letter of Credit, effective immediately, to $                          .

IN WITNESS WHEREOF, Exelon Generation Company, LLC, a Pennsylvania limited liability company, has executed and delivered this certificate as of the          day of                     ,                 .

EXELON GENERATION COMPANY, LLC

By:
Name:
Title: